KIRBY



KIRBY CORPORATION                                       CONTACT:  STEVE HOLCOMB
                                                                  713-435-1135

FOR IMMEDIATE RELEASE
---------------------


                           KIRBY CORPORATION ANNOUNCES
                           2003 THIRD QUARTER RESULTS

  - 2003 THIRD QUARTER EARNINGS PER SHARE WERE $.46 VERSUS $.49 EARNED IN THE 2002 THIRD QUARTER (2002 THIRD QUARTER INCLUDED A $.06 PER SHARE FAVORABLE ADJUSTMENT TO ACCRUED INSURANCE LIABILITIES)

  - 2003 FOURTH QUARTER EARNINGS PER SHARE GUIDANCE IS $.44 TO $.48 VERSUS A LOSS OF $.09 FOR THE 2002 FOURTH QUARTER (2002 FOURTH QUARTER INCLUDED A $.52 PER SHARE IMPAIRMENT CHARGE)

  - 2003 YEAR EARNINGS PER SHARE GUIDANCE TIGHTENED TO $1.66 TO $1.70 VERSUS $1.13 FOR THE 2002 YEAR (2002 YEAR INCLUDED A $.51 PER SHARE IMPAIRMENT CHARGE)

HOUSTON, TEXAS (OCTOBER 23, 2003) - Kirby Corporation ("Kirby") (NYSE:KEX) today announced net earnings for the third quarter ended September 30, 2003 of $11,211,000, or $.46 per share, compared with $11,957,000, or $.49 per share, for the third quarter of 2002. The 2002 third quarter results included a $2,200,000 ($1,364,000 after taxes), or $.06 per share, favorable adjustment to accrued insurance liabilities. Consolidated revenues for the 2003 third quarter were $154,507,000 compared with $134,607,000 for the 2002 third quarter. EBITDA per share for the 2003 third quarter was $1.43 compared with $1.38 for the prior year third quarter.

Kirby reported net earnings for the first nine months of 2003 of $29,868,000, or $1.22 per share, compared with $29,521,000, or $1.21 per share, for the first nine months of 2002. Consolidated revenues for the first nine months of 2003 were $461,446,000 compared with $395,522,000 for the prior year first nine months. EBITDA per share for the first nine months of 2003 was $4.00 compared with $3.75 for the same period of 2002.

Revenue from the marine transportation segment increased 19% for the 2003 third quarter compared with the 2002 third quarter, while operating income declined 6%. Marine transportation revenue for the first nine months of 2003 increased 20%, while operating income increased 4%. Marine transportation operating income for both 2002 periods included the pre-tax $2,200,000 favorable adjustment in accrued insurance liabilities. The 2003 third quarter and first nine months results reflected the October

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2002  transaction with Coastal Towing, Inc. ("Coastal"), whereby Kirby purchased
10 double hull inland tank barges and 13 towboats and assumed the management of Coastal's remaining 54 active black oil tank barges. In addition, the 2003 results also reflect the January 2003 purchase of the inland marine fleet of SeaRiver Maritime, Inc. ("SeaRiver"), the U.S. marine transportation affiliate of Exxon Mobil Corporation. The SeaRiver fleet included 48 double hull inland tank barges and seven towboats, and the assumption of the leases on 16 double hull tank barges. Kirby also entered into a contract to provide inland marine transportation services to SeaRiver.

During the 2003 third quarter, the marine transportation segment benefited from improved petrochemical volumes from several of its significant customers and continued strong volumes for petrochemicals used in the production of gasoline blending components. Black oil products and river refined products volumes
remained  firm  in  the  third  quarter.    Liquid  fertilizer  volumes,  which
historically are seasonally slow in the third quarter, remained very weak when compared with the prior year third quarter, as the U.S. production of nitrogen based fertilizer continued to be curtailed due to high natural gas prices.

Revenues for the diesel engine services segment for the 2003 third quarter were down 5% from 2002 third quarter levels, while operating income for the same comparable quarters was down 19%. Continued weakness in the Midwest dry cargo barge market and rail market, and the timing of engine overhauls in the East and West Coast marine markets negatively affected the segment's third quarter 2003 results. The Gulf Coast market improved, benefiting from parts sales to international offshore oilfield services customers.

Equity in earnings of marine affiliates, which primarily consist of a 35% owned offshore partnership operating four offshore dry-cargo barge and tug units, was $1,022,000 for the 2003 third quarter and $2,209,000 for the 2003 first nine months, significantly higher than the corresponding 2002 periods. The higher results in 2003 reflect close to full utilization of the four unit fleet compared with 2002 when results were negatively impacted by weather delays, maintenance days and dock facility closures.

Joe Pyne, Kirby's President and Chief Executive Officer, commented, "Our operating margins in both our marine transportation and diesel engine services segments weakened during the third quarter. The marine transportation margin was 15.5% in the 2003 third quarter compared with a reported 2002 third quarter margin of 19.5%, or 17.6% when adjusted for the pre-tax $2,200,000 favorable adjustment to accrued insurance liabilities. The acquisitions of the Coastal and SeaRiver inland tank barge assets have helped add to revenues and profits in 2003; however, our margins have declined, as we have not been able to raise our transportation rates sufficiently to offset our increases in costs and expenses. Our core petrochemical market has been under pressure since the summer of 2000. On the diesel engine services side of our business, the decline in the 2003 third quarter operating margin was primarily due to lower revenues."

Mr. Pyne further commented, "We are encouraged by the recent comments from our petrochemical customers forecasting higher production levels, which are more optimistic concerning improving conditions in the U.S. petrochemical industry. We are not forecasting much strengthening of petrochemicals volumes in our fourth quarter

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guidance.  We  anticipate  black  oil volumes to remain strong, refined products volumes to return to normal fourth quarter seasonal levels and for a normal liquid fertilizer fall season."

Further commenting on the fourth quarter as well as the 2003 year, Mr. Pyne said, "Based on the recent comments from our marine transportation petrochemical customers, current market conditions and the more recent positive tones regarding the U.S. economy, our earnings per share guidance for the 2003 fourth quarter is $.44 to $.48. This guidance compares with a $.09 per share net loss in the 2002 fourth quarter, which included a $.52 per share impairment charge. For the 2003 year, our earnings per share guidance is $1.66 to $1.70. This guidance compares with 2002 net earnings per share of $1.13 per share, which included an impairment charge of $.51 per share."

This earnings press release includes condensed consolidated statements of earnings, separate marine transportation and diesel engine services statements of earnings, and marine transportation performance measurements for the 2003 and 2002 third quarters and first nine months. The performance measurements include ton miles, revenues per ton mile, towboats operated and delay days. Definitions of the performance measurements are included after the measurement table on page 7 of this press release. Comparable marine transportation performance measurements by quarter for the 2002 year and the first three quarters of 2003 are available at Kirby's web site under the caption Performance Measurements in the Investor Relations section. Kirby's homepage can be accessed by visiting www.kirbycorp.com.
-----------------

Kirby has scheduled a conference call at 10:00 a.m. central time today, October 23, 2003, to discuss the 2003 third quarter and first nine months, and the outlook for the 2003 fourth quarter and year. The conference call number is
888-455-9641 for domestic callers and 773-756-4700 for international callers. The passcode is Kirby and the leader's name is Steve Holcomb. An audio playback will be available starting at approximately 12:00 noon central time on October 23 through 5:00 p.m. on Friday, November 21, 2003, by dialing 800-297-0768 for domestic callers and 402-220-3822 for international callers. The conference call can also be accessed by visiting Kirby's homepage at
http://www.kirbycorp.com/  or  at  http://www.vcall.com/.  A  replay  will  be
-------------------------          ---------------------
available on each of those Web Sites following the conference call.

The financial and other information to be discussed in the conference call is available in this press release and in a Form 8-K filed with the Securities and Exchange Commission. This press release and the Form 8-K include a non-GAAP financial measure, EBITDA, which Kirby defines as net earnings before interest expense, taxes on income, depreciation and amortization. A reconciliation of EBITDA for the 2003 and 2002 third quarters and first nine months with GAAP net earnings for the same periods is included in the Condensed Consolidated Financial Information in this press release.

Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels, transporting petrochemicals, black oil products, refined petroleum products and agricultural chemicals throughout the United States inland waterway system. Through the diesel engine services segment, Kirby provides after-market service for large medium-speed diesel engines used in marine, power generation and industrial, and railroad applications.

Statements contained in this press release with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and the number of acquisitions made by Kirby. A listing of additional risk factors can be found in Kirby's annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                           CONFERENCE CALL INFORMATION

DATE:        OCTOBER 23, 2003
TIME:        10:00 A.M. CENTRAL TIME
U.S.:        888-455-9641
INT'L:       773-756-4700
LEADER:      STEVE HOLCOMB
PASSCODE:    KIRBY
WEBCAST:     HTTP://WWW.KIRBYCORP.COM/ OR HTTP://WWW.VCALL.COM/
             -------------------------    ---------------------

A summary of the results for the third quarter and first nine months follows:

                          CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                          ---------------------------------------------

                                                            Third Quarter                  Nine Months
                                                     ----------------------------  ----------------------------
                                                         2003           2002           2003           2002
                                                     -------------  -------------  -------------  -------------
                                                        (unaudited, $ in thousands except per share amounts)

Revenues:
  Marine transportation . . . . . . . . . . . . . .  $    134,396   $    113,343   $    396,617   $    329,679
  Diesel engine services. . . . . . . . . . . . . .        20,111         21,264         64,829         65,843
                                                     -------------  -------------  -------------  -------------
                                                          154,507        134,607        461,446        395,522
                                                     -------------  -------------  -------------  -------------
Costs and expenses:
  Costs of sales and operating expenses . . . . . .        98,800         81,652        300,804        247,868
  Selling, general and administrative . . . . . . .        18,069         16,748         54,381         49,436
  Taxes, other than on income . . . . . . . . . . .         3,385          2,627          9,921          7,185
  Depreciation and other amortization . . . . . . .        13,369         10,826         38,495         33,845
  Loss (gain) on disposition of assets. . . . . . .           (71)          (425)            62           (593)
                                                     -------------  -------------  -------------  -------------
                                                          133,552        111,428        403,663        337,741
                                                     -------------  -------------  -------------  -------------

    Operating income. . . . . . . . . . . . . . . .        20,955         23,179         57,783         57,781
  Equity in earnings (loss) of marine affiliates. .         1,022            (68)         2,209            872
  Other expense . . . . . . . . . . . . . . . . . .          (134)          (447)          (736)          (788)
  Interest expense. . . . . . . . . . . . . . . . .        (3,761)        (3,378)       (11,082)       (10,251)
                                                     -------------  -------------  -------------  -------------

    Earnings before taxes on income . . . . . . . .        18,082         19,286         48,174         47,614
  Provision for taxes on income . . . . . . . . . .        (6,871)        (7,329)       (18,306)       (18,093)
                                                     -------------  -------------  -------------  -------------

    Net earnings. . . . . . . . . . . . . . . . . .  $     11,211   $     11,957   $     29,868   $     29,521
                                                     =============  =============  =============  =============

Net earnings per share of common stock:
  Basic . . . . . . . . . . . . . . . . . . . . . .  $        .46   $        .50   $       1.24   $       1.23
  Diluted . . . . . . . . . . . . . . . . . . . . .  $        .46   $        .49   $       1.22   $       1.21
Common stock outstanding (in thousands):
  Basic . . . . . . . . . . . . . . . . . . . . . .        24,166         24,016         24,112         24,080
  Diluted . . . . . . . . . . . . . . . . . . . . .        24,545         24,217         24,429         24,438

                                    CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                    --------------------------------------------

                                                               Third Quarter                    Nine Months
                                                      -------------------------------  -----------------------------
                                                           2003             2002            2003           2002
                                                      ---------------  --------------  --------------  -------------
                                                           (unaudited, $ in thousands except per share amounts)

EBITDA:  (1)
  Net earnings . . . . . . . . . . . . . . . . . . .  $       11,211   $      11,957   $       29,868  $      29,521
  Interest expense . . . . . . . . . . . . . . . . .           3,761           3,378           11,082         10,251
  Provision for taxes on income. . . . . . . . . . .           6,871           7,329           18,306         18,093
  Depreciation and other amortization. . . . . . . .          13,369          10,826           38,495         33,845
                                                      ---------------  --------------  --------------  -------------
                                                      $       35,212   $      33,490   $       97,751  $      91,710
                                                      ===============  ==============  ==============  =============

EBITDA per share - diluted (1) . . . . . . . . . . .  $         1.43   $        1.38   $         4.00  $        3.75
Capital expenditures . . . . . . . . . . . . . . . .  $       14,464   $      10,964   $       52,187  $      39,198
Acquisition of businesses and marine equipment . . .  $            -   $       1,800   $       37,816  $       4,600

                                                                                       September 30,   December 31,
                                                                                            2003           2002
                                                                                       --------------  -------------
                                                                                        (unaudited, $ in thousands)

Long-term debt, including current portion . . . . . . . . . . . . . . . . . . . . . .  $      270,049  $     266,001
Stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      356,590  $     323,311
Debt to capitalization ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . .           43.1%          45.1%


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

                      MARINE TRANSPORTATION STATEMENTS OF EARNINGS
                      --------------------------------------------

                                             Third Quarter             Nine Months
                                         ----------------------  ----------------------
                                            2003        2002        2003        2002
                                         ----------  ----------  ----------  ----------
                                                  (unaudited, $ in thousands)

Marine transportation revenues. . . . .  $ 134,396   $ 113,343   $ 396,617   $ 329,679
                                         ----------  ----------  ----------  ----------

Costs and expenses:
  Costs of sales and operating expenses     83,492      65,530     251,713     198,179
  Selling, general and administrative .     14,216      13,155      42,836      38,931
  Taxes, other than on income . . . . .      3,206       2,517       9,450       6,820
  Depreciation and other amortization .     12,654       9,983      36,304      31,447
                                         ----------  ----------  ----------  ----------
                                           113,568      91,185     340,303     275,377
                                         ----------  ----------  ----------  ----------

    Operating income. . . . . . . . . .  $  20,828   $  22,158   $  56,314   $  54,302
                                         ==========  ==========  ==========  ==========

    Operating margins . . . . . . . . .       15.5%       19.5%       14.2%       16.5%
                                         ==========  ==========  ==========  ==========

                   DIESEL ENGINE SERVICES STATEMENTS OF EARNINGS
                   ---------------------------------------------

                                             Third Quarter          Nine Months
                                         --------------------  --------------------
                                           2003       2002       2003       2002
                                         ---------  ---------  ---------  ---------
                                                 (unaudited, $ in thousands)

Diesel engine services revenues . . . .  $ 20,111   $ 21,264   $ 64,829   $ 65,843
                                         ---------  ---------  ---------  ---------

Costs and expenses:
  Costs of sales and operating expenses    15,246     16,066     48,951     49,498
  Selling, general and administrative .     2,859      2,826      8,607      8,424
  Taxes, other than income. . . . . . .        81         65        241        214
  Depreciation and other amortization .       272        265        788        685
                                         ---------  ---------  ---------  ---------
                                           18,458     19,222     58,587     58,821
                                         ---------  ---------  ---------  ---------

    Operating income. . . . . . . . . .  $  1,653   $  2,042   $  6,242   $  7,022
                                         =========  =========  =========  =========

    Operating margins . . . . . . . . .       8.2%       9.6%       9.6%      10.7%
                                         =========  =========  =========  =========

                            OTHER COSTS AND EXPENSES
                            ------------------------

                                          Third Quarter       Nine Months
                                       ------------------  -----------------
                                         2003      2002     2003      2002
                                       --------  --------  -------  --------
                                           (unaudited, $in thousands)

General corporate expenses. . . . . .  $ 1,597   $ 1,446   $ 4,711  $ 4,136
                                       ========  ========  =======  ========
Loss (gain) on disposition of assets.  $   (71)  $  (425)  $    62  $  (593)
                                       ========  ========  =======  ========


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

                  MARINE TRANSPORTATION PERFORMANCE MEASUREMENTS
                  ----------------------------------------------

                                              Third Quarter       Nine Months
                                           ------------------  ------------------
                                             2003      2002      2003      2002
                                           --------  --------  --------  --------
Ton Miles (in millions)  (2). . . . . . .     4,021     3,473    11,467     9,652
Revenue/Ton Mile (cents/tm) (3) . . . . .       3.3       3.3       3.5       3.4
Towboats operated (average) (4) . . . . .       222       196       226       200
Delay Days (5). . . . . . . . . . . . . .     1,001     1,072     4,852     4,386
Average cost per gallon of fuel consumed.  $    .86  $    .73  $    .89  $    .68
Tank barges:
    Active. . . . . . . . . . . . . . . . . . . . . . . . . .       882       809
    Inactive. . . . . . . . . . . . . . . . . . . . . . . . .        70        67

--------------------

(1) Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a non-GAAP financial measure. Kirby defines EBITDA as net earnings before interest expense, taxes on income, depreciation and amortization. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is used by Kirby's lenders in loan covenants, by rating agencies in determining Kirby's credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby's GAAP financial information.
(2) Ton miles indicate fleet productivity by measuring the distance (in miles) a loaded tank barge is moved. Example: A typical 30,000 barrel tank barge loaded with 3,300 tons of liquid cargo is moved 100 miles, thus generating 330,000 ton miles.
(3) Marine transportation revenues divided by ton miles. Example: Third quarter 2003 revenues of $134,396,000 divided by 4,021,000,000 ton miles = 3.3 cents.
(4) Towboats operated are the average number of owned and chartered towboats operated during the period.
(5) Delay days measures the lost time incurred by a tow (towboat and tank barges) during transit. The measure includes transit delays caused by weather, lock congestion and other navigational factors.


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